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                                                                  Exhibit (n)(i)






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 21, 2005, relating to the statement of net assets of The Gabelli Global Gold, Natural Resources & Income Trust as of March 10, 2005, which is also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
March 24, 2005